EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 (Registration No. 333-XXXX) of our report dated March 20, 2007, relating to the consolidated financial statements of InPlay Technologies Inc., included in the Annual Report on Form 10-KSB of InPlay Technologies, Inc. and subsidiaries for the year ended December 31, 2006.
/s/ MOSS ADAMS LLP
Phoenix, Arizona
June 19, 2007